AGREEMENT OF SALE

AGREEMENT OF SALE, made as of the 15th day of March 2011 (this “Agreement”), among Specialty Beverage and Supplement Inc. (SBSI), a Nevada corporation, having an address at 836 Grundy Avenue Holbrook, NY 11741 (“Purchaser”), Duncan Weir (“Duncan”), (collectively, the “Sellers”) and Graphic Gorilla LLC a New York limited liability company having an address at 100-A Knickerbocker Avenue, Bohemia, NY 11716 (“Company”).

W I T N E S S E T H:

WHEREAS, the Sellers own all the issued and outstanding equity of the Company (the “Membership Interests”);

WHEREAS, Sellers wishes to sell to Purchaser, and Purchaser wishes to purchase from Sellers, all the Membership Interests, for such consideration and on such terms as set out below;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Agreement to Sell. Upon the terms and subject to the conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, each Seller shall sell, transfer and assign to the Purchaser, and the Purchaser shall purchase from each Seller, all of such Seller’s respective Membership Interests, free and clear of any Encumbrance (as defined below), and any and all rights in the Membership Interests to which such Seller is entitled, and by doing so Sellers shall be deemed to have assigned all of their rights, title and interest in and to the Membership Interests to the Purchaser. "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

2. Purchase Price. The purchase price to be paid by Purchaser for the Membership Interests shall be an aggregate of 1,000,000 shares (the "Shares") of common stock of Purchaser, issued to the Sellers in accordance with their respective membership interests in the Company.

3. The Closing. The “closing” means the settlement of the obligations of Sellers and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 4 hereof. The closing shall be held at the offices of Specialty Beverage and Supplement Inc 836 Grundy Avenue, NY 11741, at 10 A.M. on March 15, 2011 (the “Closing Date”).

4. Closing Documents. (a) At the closing Sellers and the Company shall execute and deliver to Purchaser:

(i) membership certificates evidencing the Membership Interests, duly endorsed in blank or accompanied by transfer powers duly executed in blank, with signatures guaranteed by a commercial bank, or other instruments of transfer in form and substance reasonably satisfactory to the Purchaser;

(ii) all books and records of the Company;

(iii) a good standing certificate issued by the Secretary of State of the State of New York;

(iv) the Consents (as defined below);

(v) if applicable, payoff letters, UCC-3 termination statements and other documentation relating to the release of all Encumbrances on the assets of the Company;

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(vi) a Bill of Sale substantially in the form of Exhibit A hereto; and

(vii) such other documents and other instruments as may be requested by the Purchaser, each in form and substance satisfactory to the Purchaser and its legal counsel and executed by the Sellers and/or the Company, if necessary.

(b) At the closing the Purchaser shall deliver to the Sellers the following:

(i) stock certificates evidencing the Shares;

(ii) Employment Agreement dated the date hereof between the Purchaser and Duncan Weir; and

(iii) Employment Agreement dated the date hereof between the President and Patrick Walsh.

 (c) Each Seller and their respective heirs, executors, successors and assigns hereby releases, waives and forever discharges, in all capacities, including as members of the Company, from and after the closing any and all claims, known or unknown, that such persons ever had, now have or may have against the Company and its affiliates, members, managers, officers, agents and representatives in connection with or arising out of any act or omission.

5. Representations and Warranties of Sellers and the Company. Each Seller jointly and severally represents and warrants to the Purchaser as follows:

5.1 Organization And Good Standing.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding (collectively, the "Contracts"). The Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Schedule 5.1 contains a complete and accurate list of the Company's jurisdiction of organization and any other jurisdictions in which it is qualified to do business as a foreign entity.

(b) Complete and accurate copies of the articles of formation, any amendments, the operating agreement and any other governing documents of the Company, as currently in effect, are attached to Schedule 5.1 hereto. The Company has no subsidiaries and does not own any shares of capital stock or other securities of any other entity.

5.2 Enforceability; Authority; No Conflict

(a) This Agreement constitutes the legal, valid and binding obligation of each Seller and of the Company, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of the Seller and the Company of this Agreement and each other document to be executed or delivered by the Sellers or the Company at the Closing (collectively, the “Sellers’ Closing Documents”), this Agreement and each Sellers’ Closing Documents will constitute the legal, valid and binding obligation of each Seller and of the Company, enforceable against each of them in accordance with their respective terms. Each of the Seller and the Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers’ Closing Documents to which it is a party and to perform its respective obligations under this Agreement and each Sellers’ Closing Documents, and such action has been duly authorized by all necessary action of the Sellers and the Company. Each of the Seller and the Company has all necessary legal capacity to enter into and deliver this Agreement and the Sellers’ Closing Documents to which it is a party and to perform its obligations hereunder and thereunder.

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 (b) Neither the execution and delivery of this Agreement or any of the Sellers’ Closing Documents nor the consummation or performance of the transaction contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time) (i) breach any provision of any of the governing documents of the Company or any resolution or authorization adopted by the managers or members of the Company; (ii) breach or give any governmental body or other person or entity the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under any legal requirement or order to which the Company or any Seller, or any assets of the Company, may be subject; (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by the Company or that otherwise relates to the assets or to the business of the Company; (iv) breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract; or

(v) results in the imposition or creation of any Encumbrance upon or with respect to any of the assets or equity of the Company.

(c) Neither the Company nor any Seller is required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or any of the Sellers’ Closing Documents or the consummation or performance of any of the transactions contemplated herein other than as set forth on Schedule 5.2 (the "Consents").

5.3 Capitalization.

(a) Each Seller is and will be on the Closing Date the record and beneficial owner of such Seller’s respective Membership Interests, free and clear of all Encumbrances. The Membership Interests constitute one hundred percent (100%) of the issued and outstanding membership interest of the Company. The Membership Interests have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding equity securities of the Company were issued in compliance with the Securities Act of 1933, as amended (the "Securities Act"), any applicable state securities laws, and any other federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty (collectively, "Legal Requirements").

(b) There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company, including but not limited to, any of the following: options, warrants, agreements, or other rights relating to the acquisition of membership interest of the Company's; securities or other obligations of the Company convertible into membership interests of the Company; or sale agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments binding up on the Sellers (exclusive of any agreement to which the Purchaser is a party) or that relate to the ownership, voting or transfer of any membership interests of the Company.

5.4 Books and Records. The books of account and other financial and other records of the Company, all of which have been made available to the Purchaser, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices. The minute books of the Company, all of which have been made available to the Purchaser, contain accurate and complete records of all manager and member meetings held and all manager and member action taken, and no meeting of any such managers or members, or committees has been held for which minutes have not been prepared or are not contained in such minute books.

5.5 Tangible Personal Property; Sufficiency of Assets.

(a) Schedule 5.5 is a complete and accurate schedule describing and specifying all assets of the Company. None of the assets is held under any lease, security agreement, conditional sales contract, license, or other title retention or security arrangement, or is located other than in the possession of the Company.

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(b) The Company owns good and marketable title to all of its assets, free and clear of any Encumbrances. The assets constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Company's business in the manner presently operated by the Company.

(c) The Company has no ownership interest in any real property.

5.6 Accounts Receivable. Schedule 5.6 sets forth all accounts receivable as of the Closing Date. All said accounts receivables represent valid obligations arising from sales actually made or services actually performed by the Company in the ordinary course of business. Such accounts receivable are current and collectible in full, without any setoff. There is no contest, claim, defense or right of setoff, under any Contract with any account debtor of an account receivable relating to the amount or validity of such account receivable.

5.7 No Undisclosed Liabilities. As of the Closing Date, the Company will have no liabilities or obligations of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued or not (collectively, the "Liabilities"), except as set forth on Schedule 5.7.

5.8 Taxes.

"Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax-sharing agreement or any other Contract.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

(a) Tax Returns Filed and Taxes Paid. The Company and each of the Sellers has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to all applicable Legal Requirements. All Tax Returns and reports filed are true, correct and complete. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by the Company. No claim has ever been made or is expected to be made by any governmental body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. The Company has delivered or made available to the Purchaser copies of, and Schedule 5.8 contains a complete and accurate list of, all Tax Returns filed since ______. There are no undisclosed deficiencies which are expected to be asserted. No governmental body is likely to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of the Company claimed by any governmental body. The Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment of Taxes by the Company or for which the Company may be liable.

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(c) Withholding. All Taxes that the Company is or was required by legal requirements to withhold, deduct or collect have been duly withheld, deducted or collected and, to the extent required, have been paid to the proper governmental body.

5.9 Personnel Matters.

(a) Schedule 5.9 sets forth a correct and complete list of each member, manager, director, officer, employee, independent contractor, consultant and agent of the Company, including but not limited to, each employee on leave of absence or layoff status. No retired member, manager, employee, director, of officer of the Company is receiving benefits or scheduled to receive benefits in the future.

(b) Schedule 5.9 sets forth a correct and complete list each employment, consulting or similar agreement, written or oral, made by the Company with any person.

(c) No employees of the Company are represented by any labor union or similar organization. The Company is not party to any collective bargaining or similar agreement covering any of its employees. No labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given the Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three (3) years. The Company does not, and has never had, any "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, pension, retirement, bonus, profit-sharing, stock option, or other such arrangements providing for employee remuneration or benefits.

(d) The Company has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational safety and health. The Company is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(e) No member, manager, officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to engage in or continue or perform any activity, duties or practice relating to the business of the Company. No former or current employee of the Company is a party to, or is otherwise bound by, any Contract that in any way has adversely affected, affects, or will affect the ability of the Company or the Purchaser to conduct the business as heretofore carried on by the Company.

5.10 Compliance With Legal Requirements; Governmental Authorizations.

(a) The Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any legal requirement or may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. The Company has not received any notice or other communication (whether oral or written) from any governmental body or any other person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) The Company has not received any notice or other communication (whether oral or written) from any governmental body or any other person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any governmental authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any governmental authorization.

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(c) There are no governmental authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

5.11 Legal Proceedings; Orders.

(a) There is no pending or threatened Proceeding (as defined below): (i) by or against the Company or either Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. No event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

(b) There is no order, injunction, judgment, decree, ruling, assessment or arbitration award of any governmental body or arbitrator (collectively, "Order") to which any Seller, the Company, its business or any of the assets is subject. No member, manager, officer, director, agent or employee of the Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

(c) The Company has not received any notice or other communication (whether oral or written) from any governmental body or any other person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company or any of the assets is or has been subject.

5.12 Contracts; No Defaults.

(a) Schedule 5.12 contains an accurate and complete list of, and the Company has delivered to the Purchaser accurate and complete copies of, each Contract (i) under which the Company has or may acquire any rights or benefits, (ii) under which the Company has or may become subject to any liability or (iii) by which the Company or any of the assets owned or used by the Company is, or may become bound.

(b) Neither Seller has any rights and is not subject to any liabilities under, any Contract that relates to the business of the Company or any of the assets.

(c) Except as set forth in Schedule 5.12:

 (i) each Contract identified or required to be identified in Schedule 5.12 is in full force and effect and is valid and enforceable in accordance with its terms and will remain as such after the Closing notwithstanding the consummation of the sale of the Membership Interests to the Purchaser; and

(ii) the Company is, and at all times has been, in compliance with all applicable terms and requirements of each Contract;

(iii) each other person that has or had any obligation or liability under any Contract is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract; and

(iv) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give the Company or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract;

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(v) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would trigger the creation of any Encumbrance affecting any of the assets of the Company; and

(vi) the Company has not given to or received from any other person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

(e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any amounts paid or payable to the Company under any Contracts with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made oral or written demand for such renegotiation.

(f) Each Contract has been entered into in the ordinary course of business of the Company and has been entered into without the commission of any act alone or in concert with any other person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

5.13 Insurance. The Company has delivered to the Purchaser accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which the Company is a party, a list of which is included in Schedule 5.13. All policies of insurance to which the Company is a party or that provide coverage to the Company: (i) are valid, outstanding and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a person carrying on the same business or businesses as the Company in the same location or locations and for all risks to which the Company is normally subject; and (iv) are sufficient for compliance with all Legal Requirements and the Contracts. The Company has not received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (ii) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder. The Company has paid all insurance premiums as, and when due, and has otherwise performed all of its obligations under each policy of insurance to which it is a party or that lists the Company as a beneficiary.

5.14 Intellectual Property Assets.

(a) Schedule 5.14 contains a complete and accurate list and summary description of all Intellectual Property Assets. The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by or to the Company, including: (i) the Company's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights"); (iv) all rights in mask works; (v) all know-how, trade secrets, confidential or proprietary information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and (vi) all rights in internet web sites and internet domain names presently used by the Company (collectively "Net Names").

(b) Schedule 5.14 contains a complete and accurate list and summary description and the Company has delivered to the Purchaser accurate and complete copies, of all the Contracts relating to the Intellectual Property Assets. There are no outstanding and no threatened disputes or disagreements with respect to any such Contract.

(c) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a third party all of the Intellectual Property Assets.

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 (d) All former and current employees of the Company have executed written Contracts with the Company assigning to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company.

(e) All Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and no such action is threatened with respect to any of the Marks. There is no potentially interfering trademark or trademark application of any other person. No Mark is infringed or has been challenged or threatened in any way. None of the Marks used by Company infringes or is alleged to infringe any trade name, trademark or service mark of any other person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f) All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due. No Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based upon the work of any other person. All works encompassed by the Copyrights have been marked with the proper Copyright notice.

(g) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by the Company of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements, and all current and former employees and contractors of Company have executed such an agreement). The Company has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

 5.15 Relationships with Related Persons. Neither the Company nor any Seller nor any Related Person (as defined below) of any of the aforementioned has any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Company's business. Neither the Company nor any Seller nor any Related Person of any of the aforementioned owns or, has owned, whether of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person that has (a) had business dealings or a material financial interest in any transaction with the Company or (b) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Neither Seller nor any Related Person of any of the aforementioned is a party to any Contract with, or has any claim or right against, the Company. "Related Person" means (a) with respect to a particular individual: (i) each other member of such individual's family; (ii) any person that is directly or indirectly controlled by any one or more members of such individual's family; (iii) any person in which members of such individual's family hold (individually or in the aggregate) a material interest; and (iv) any person with respect to which one or more members of such individual's family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and (b) with respect to a specified person other than an individual: (i) any person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified person; (ii) any person that holds a material interest in such specified person; (iii) each person that serves as a director, officer, partner, executor or trustee of such specified person (or in a similar capacity); (iv) any person in which such specified person holds a material interest; and (v) any person with respect to which such specified person serves as a general partner or a trustee (or in a similar capacity).

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5.16 Brokers or Finders. Neither the Company, any Seller, nor any of their respective representatives has or have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Membership Interests or the Company's business.

5.17 Securities Law Matters.

(a) Each Seller understands that the Shares are being offered and made in reliance on one or more exemptions from the registration requirements of United States federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein in order to determine the applicability of such exemptions and the suitability of the Sellers to acquire the Shares.

(b) Each Seller is acquiring the Shares for their own respective account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an “accredited investor” (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3)), and is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Purchaser or any of its affiliates), to protect its own interests in connection with the contemplated transactions, and (iii) able to afford the entire loss of its investment in the Shares. The Sellers have been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser.

(c) The Shares are “restricted” (as that term is defined in Rule 144 promulgated under the Securities Act), and each certificate representing the Shares shall be endorsed with one or more of the following restrictive legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

5.18 Disclosure. (a) No representation, warranty or other statement made by the Company or any Seller in this Agreement or in any Sellers Closing Documents, the Schedules, any supplement to the Schedules, or the certificates delivered pursuant to this Agreement or otherwise in connection with the transaction contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

(b) Neither Seller has knowledge of any fact that has specific application to the Company (other than general economic or industry conditions) or the Membership Interests and that may materially adversely affect the Membership Interests or the Company, business, prospects, financial condition or results of operations of the Company that has not been set forth in this Agreement. No event, condition, or other matter, or any series of events, conditions or other matters, currently exists that, individually or in the aggregate, adversely affects the Membership Interests or the assets, business, prospects, financial condition or results of its operations that has not been specifically disclosed to the Purchaser in writing by the Company.

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6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows:

(a) Purchaser is a corporation duly organized and validly existing under the laws of Nevada, and is duly qualified to do business in New York. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Purchaser.

(b) No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

(c) The Shares are duly authorized and when issued in accordance with the terms hereof will be duly paid and non-assessable.

7. Survival; Indemnification. (a) All representations, warranties, covenants and obligations in this Agreement, the Schedules, any supplements to the Schedules, the certificates delivered hereto, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing until the expiration of their respective statutes of limitations. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or upon the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

(b) Indemnification by Sellers. The Sellers shall, jointly and severally, indemnify and hold harmless the Purchaser and its shareholders, directors, officers, agents, representatives, successors and assigns and their respective affiliates and shall reimburse such person for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising from or in connection with:

(a) any breach of any representation or warranty made by either Seller or the Company in this Agreement and any other certificate, document, writing or instrument delivered by either Seller or the Company pursuant to this Agreement or in any Seller Closing Document;

(b) any breach of any covenant or obligation of any Seller or the Company in this Agreement or in any other certificate, document, writing or instrument delivered by any Seller or the Company pursuant to this Agreement or in any Seller Closing Document;

(c) any liability arising out of the operation of the Company or its business or assets prior to the Closing Date;

(d) any liability under any Contract entered into prior to the Closing Date;

(e) any liability for Taxes, including without limitation, (i) any Taxes arising as a result of the Company's operation of its business or ownership of its assets prior to the Closing Date, and (ii) any Taxes that will arise as a result of the sale of the Membership Interests pursuant to this Agreement;

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(f) any liability relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other Employee Plans or benefits of any kind for the Company's employees or former employees or both;

(g) any liability relating to the payment of all wages and other remuneration due to any Company employees with respect to their services as employees of the Company through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date and the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of Employee Retirement Income Security Act of 1974;

(h) any liability arising out of any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date, and any liability under any Contract that arises after the Closing but that arises out of or relates to any breach that occurred prior to the Closing, and any such other liability;

(i) any liability arising out of or resulting from the Company's compliance or noncompliance with any Legal Requirement or Order of any governmental body;

(j) any liability of the Company under this Agreement or any other document executed in connection with this Agreement; and

(k) any liability of the Company based upon any Seller’s acts or omissions occurring after the Closing Date.

(c) Indemnification By Purchaser. The Purchaser will indemnify and hold harmless the Sellers, and will reimburse the Sellers, for any Damages arising from or in connection with:

(a) any breach of any representation or warranty made by the Purchaser in this Agreement or in any certificate, document, writing or instrument delivered by the Purchaser pursuant to this Agreement; or

(b) any breach of any covenant or obligation of the Purchaser in this Agreement or in any other certificate, document, writing or instrument delivered by the Purchaser pursuant to this Agreement.

8. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

9. Further Assurances. In connection with the transactions contemplated by this Agreement, the parties agree that even after closing he or it, as the case may be, will execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this Agreement.

10. Entire Agreement. This Agreement contains all of the terms agreed upon between Sellers and Purchaser with respect to the subject matter hereof. This Agreement has been entered into after full investigation. All prior oral or written statements, representations, promises, understandings and agreements of Sellers and Purchaser are merged into and superseded by this agreement, which alone fully and completely expresses their agreement.

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11. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This Agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

12. Captions and Exhibits. The captions in this Agreement are for convenience only and are not to be considered in construing this Agreement. The Exhibits annexed to this agreement are an integral part of this Agreement, and where there is any reference to this Agreement it shall be deemed to include said Exhibits.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this agreement shall be unenforceable or invalid, such unenforceability or invalidity shall not affect the remaining provisions of this agreement.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may be executed in counterparts and by facsimile.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement. This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement of Sale as of the date first above written.

Specialty Beverage and Supplement Inc.

By	/s/ Peter Scalise III
Peter Scalise III, CEO

Graphic Gorilla LLC

By	/s/ Duncan Weir
Duncan Weir, Managing Member

By	/s/ Duncan Weir
Duncan Weir, Member

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Schedule 5.5

HP 8000 Design Printer

Summa pro series cutter

Drytac laminator

HP design station computer

Custom design station computer

Varied inventory of vinyl/laminates

Various prep tables

Cabinets/tools

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